Exhibit 23

910 Ridgebrook Road Sparks, MD 21152

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66891) of Legg Mason, Inc. of our report dated June 14, 2012 relating to the financial statements of The Legg Mason Profit Sharing and 401(k) Plan and Trust as of December 31, 2011 and 2010 and for the year ended December 31, 2011, which appears in this Form 11-K.

/s/ Stout, Causey & Horning, P.A.

Sparks, Maryland

June 14, 2012

A Member of SC&H Group, LLC

Phone: (410) 403-1500 • Toll Free: (800) 832-3008 • Fax: (410) 403-1570 • Web: www.SCandH.com